Exhibit 10.1

                            Form of Voting Agreement

          VOTING AGREEMENT, dated as of January [__], 2006 (this "Agreement"), between GUIDANT CORPORATION, an Indiana corporation (the "Company"), and [_____________][, a [____________ limited partnership]] (the "Stockholder").

          WHEREAS, concurrently herewith, Boston Scientific Corporation, a Delaware corporation ("Parent"), Galaxy Merger Sub, Inc., an Indiana corporation and a wholly owned subsidiary of Parent ("Merger Sub"), and the Company are entering into an Agreement and Plan of Merger (the "Merger Agreement"; capitalized terms used but not defined in this Agreement shall have the meanings ascribed to them in the Merger Agreement), pursuant to which, upon the terms and subject to the conditions thereof, Merger Sub will merge with and into the Company (the "Merger"), and each issued and outstanding share of common stock, without par value, of the Company ("Company Common Stock"), other than shares of Company Common Stock directly owned by Parent, Merger Sub or the Company, will be converted into the right to receive (a) a number of validly issued, fully paid and nonassessable shares (the "Shares") of common stock, par value $0.01 per share, of Parent ("Parent Common Stock"), (b) $42.00 in cash, without interest, and (c) if the Closing shall not have occurred on or prior to March 31, 2006, an amount in cash equal to $0.0132 per day for each day during the period commencing April 1, 2006 through the date of the Closing;

          WHEREAS, Stockholder beneficially owns [________] Shares of Parent Common Stock (the "Owned Shares" and, together with any shares of Parent Common Stock of which Stockholder acquires beneficial ownership after the date hereof and prior to the termination hereof, whether by purchase or upon exercise of options, warrants, conversion of other convertible securities or otherwise, are collectively referred to herein as the "Covered Shares");

          WHEREAS, in connection with, and as a condition to, the Merger, the stockholders of Parent must (i) adopt an amendment to Parent's Second Restated Certificate of Incorporation, as amended, to increase the authorized number of shares of Parent Common Stock from 1,200,000,000 to 2,000,000,000 (the "Amendment"), and (ii) approve the issuance of the Shares to the shareholders of the Company pursuant to the terms of the Merger Agreement (the "Share Issuance"); and

          WHEREAS, the Stockholder acknowledges that the Company is entering into the Merger Agreement in reliance on the representations, warranties, covenants and other agreements of the Stockholder set forth in this Agreement and would not enter into the Merger Agreement if the Stockholder did not enter into this Agreement.

          NOW, THEREFORE, in consideration of the foregoing and of the mutual covenants and agreements contained herein, and intending to be legally bound hereby, the parties hereby agree as follows:

          1. Agreement to Vote.

          (a) Prior to any termination of this Agreement, the Stockholder hereby agrees that it shall, and shall cause any other holder of record of any Covered Shares to, at any meeting of the stockholders of Parent (whether annual or special and whether or not an adjourned or postponed meeting), however called, (i) when a meeting is held, appear at such meeting or otherwise cause the Covered Shares to be counted as present thereat for the purpose of establishing a quorum, and (ii) vote (or caused to be voted) in person or by proxy all Covered Shares (A) in favor of the Amendment and the Share Issuance and (B) against any proposal, action or transaction involving Parent or any of its Subsidiaries, which proposal, action or transaction would impede, frustrate, prevent or materially delay the consummation of the Merger or the other transactions contemplated by the Merger Agreement or this Agreement or the approval of the Amendment or the Share Issuance.

          (b) THE STOCKHOLDER HEREBY GRANTS TO, AND APPOINTS, THE COMPANY, THE CHIEF EXECUTIVE OFFICER OF THE COMPANY AND THE SECRETARY OF THE COMPANY, IN THEIR RESPECTIVE CAPACITIES AS OFFICERS OF THE COMPANY, AND ANY OTHER DESIGNEE OF THE COMPANY, EACH OF THEM INDIVIDUALLY, THE STOCKHOLDER'S IRREVOCABLE (UNTIL THE TERMINATION DATE, AS DEFINED BELOW) PROXY AND ATTORNEY-IN-FACT (WITH FULL POWER OF SUBSTITUTION) TO VOTE THE COVERED SHARES AS INDICATED IN CLAUSE (a) OF THIS SECTION 1. THE STOCKHOLDER INTENDS THIS PROXY TO BE IRREVOCABLE (UNTIL THE TERMINATION DATE, AS DEFINED BELOW) AND COUPLED WITH AN INTEREST AND WILL TAKE SUCH FURTHER ACTION OR EXECUTE SUCH OTHER INSTRUMENTS AS MAY BE NECESSARY TO EFFECTUATE THE INTENT OF THIS PROXY AND HEREBY REVOKES ANY PROXY PREVIOUSLY GRANTED BY THE STOCKHOLDER WITH RESPECT TO THE COVERED SHARES (THE STOCKHOLDER REPRESENTING TO THE COMPANY THAT ANY SUCH PROXY IS NOT IRREVOCABLE).

          (c) Except as set forth in clause (a) of this Section 1, the Stockholder shall not be restricted from voting in favor of, against or abstaining with respect to any matter presented to the stockholders of Parent.

          (d) If for any reason the proxy granted herein is not irrevocable, then, if instructed by the Company in writing, the Stockholder agrees to vote (or cause to be voted) the Covered Shares in a manner consistent with clause
(a) of this Section 1.

          2. Termination. This Agreement shall terminate upon the earliest of
(a) the Effective Time, (b) the termination of the Merger Agreement in accordance with its terms, and (c) written notice of termination of this Agreement by the Company to the Stockholder, such earliest date being referred to herein as the "Termination Date"; provided, however, that the provisions set forth in Section 10 to 17 shall survive the termination of this Agreement; provided, further, however, that termination of this Agreement shall not prevent any party hereunder from seeking any remedies (at law or in equity) against any other party hereto for such party's breach of any of the terms of this Agreement prior to termination.

          3. Representations and Warranties.

          (a) Representations and Warranties of the Company. The Company hereby represents and warrants to the Stockholder as follows:

          (i) Organization and Authority. The Company is a corporation duly incorporated, validly existing and in good standing under the laws of the State of Indiana and has all necessary corporate power and authority to enter into, execute and deliver this Agreement, to carry out its obligations hereunder and to consummate the transactions contemplated hereby. The execution and delivery of this Agreement by the Company, the performance by the Company of its obligations hereunder and the consummation by the Company of the transactions contemplated hereby have been duly authorized by all requisite corporate action on the part of the Company. This Agreement has been duly executed and delivered by the Company, and, assuming due authorization, execution and delivery by the other parties hereto, this Agreement is a legal, valid and binding obligation of the Company, enforceable against it in accordance with its terms.

          (ii) Consents; No Conflicts. Except for the applicable requirements of the Exchange Act, the execution, delivery and performance by the Company of this Agreement do not and will not (A) require any consent, approval, authorization or other order of, action by, filing with, or notification to, any Governmental Entity, (B) violate, conflict with or result in the breach of any provision of the certificate of incorporation or bylaws (or similar organizational documents) of the Company, (C) conflict with or violate any Law or Order applicable to the Company or its assets, properties or businesses or (D) conflict with, result in any breach of, constitute a default (or event which with the giving of notice or lapse of time, or both, would become a default) under, require any consent under, or give to others any rights of termination, amendment, acceleration, suspension, revocation or cancellation of, any note, bond, mortgage or indenture, contract, agreement, lease, sublease, license, permit, franchise or other instrument or arrangement to which the Company is a party, except, in the case of clauses (C) and (D), as would not materially and adversely affect the ability of the Company to carry out its obligations under, and to consummate the transactions contemplated by, this Agreement.

          (b) Representations and Warranties of the Stockholder. The Stockholder hereby represents and warrants to the Company as follows:

          (i) Ownership of Securities. As of the date of this Agreement, [(A)] the Stockholder is the [record and] beneficial owner of, and has sole [or shared] voting power and sole [or shared] power of disposition with respect to, the Owned Shares, free and clear of Liens, proxies, powers of attorney, voting trusts or agreements (other than any Lien or proxy created by this Agreement or pursuant to any pledge in existence as of the date hereof, none of which would materially and adversely affect the ability of the Stockholder to carry out the Stockholder's obligations under, and to consummate the transactions contemplated by, this Agreement)[, and (B) the Stockholder beneficially owns [____________] Shares of Parent Common Stock issuable upon the exercise of currently exercisable stock options]. [As of the date of this Agreement, Schedule I is true and correct in all material respects with respect to those Persons listed under John E. Abele.] [As of the date of this Agreement, Schedule I is true and correct in all material respects with respect to those Persons listed under Pete Nicholas.] As used in this Agreement, the terms "beneficial owner", "beneficial ownership", "beneficially owns" or "owns beneficially", with respect to any securities, refer to the beneficial ownership of such securities as determined under Rule 13d-3(a) of the Exchange Act.

          (ii) Organization and Authority. [The Stockholder is a [limited partnership] duly formed, validly existing and in good standing under the laws of the jurisdiction of its formation and has all necessary power and authority to enter into, execute and deliver this Agreement, to carry out its obligations hereunder and to consummate the transactions contemplated hereby, and the execution and delivery of this Agreement by the Stockholder, the performance by it of its obligations hereunder and the consummation by it of the transactions contemplated hereby have been duly authorized by all requisite action on the part of the Stockholder.] [The Stockholder has all necessary power and capacity to enter into, execute and deliver this Agreement, to carry out his obligations hereunder and to consummate the transactions contemplated hereby.] This Agreement has been duly executed and delivered by the Stockholder, and, assuming due authorization, execution and delivery by the other parties hereto, this Agreement is a legal, valid and binding obligation of the Stockholder, enforceable against the Stockholder in accordance with its terms. [If the Stockholder is married, and any of the Covered Shares constitute community property or otherwise need spousal or other approval for this Agreement to be legal, valid and binding, this Agreement has been duly authorized, executed and delivered by, and constitutes the legal, valid and binding obligation of, Stockholder's spouse, enforceable in accordance with its terms.]

          (iii) Consents; No Conflicts. Except for the applicable requirements of the Exchange Act, the execution, delivery and performance by the Stockholder of this Agreement do not and will not (A) require any consent, approval, authorization or other order of, action by, filing with, or notification to, any Governmental Entity [or violate, conflict with or result in the breach of any provision of the organizational documents of the Stockholder], (B) conflict with or violate any Law or Order applicable to the Stockholder or the Stockholder's assets, properties or businesses or (C) conflict with, result in any breach of, constitute a default (or event which with the giving of notice or lapse of time, or both, would become a default) under, require any consent under, or give to others any rights of termination, amendment, acceleration, suspension, revocation or cancellation of, any note, bond, mortgage or indenture, contract, agreement, lease, sublease, license, permit, franchise or other instrument or arrangement to which the Stockholder is a party, except, in the case of clauses (B) and (C), as would not materially and adversely affect the ability of the Stockholder to carry out the Stockholder's obligations under, and to consummate the transactions contemplated by, this Agreement.

          4. Restriction on Transfer, Proxies. The Stockholder hereby agrees, while this Agreement is in effect, not to (a) except as set forth in Section 7 hereof or pursuant to pledges in existence as of the date hereof (none of which would materially and adversely affect the ability of the Stockholder to carry out the Stockholder's obligations under, and to consummate the transactions contemplated by, this Agreement), sell, transfer, pledge, encumber, assign or otherwise dispose of, or enter into any Contract, option or other arrangement or understanding with respect to the sale, transfer, pledge, encumbrance, assignment or other disposition of, any of the Covered Shares, (b) grant any proxies or powers of attorney, deposit any Covered Shares into a voting trust or enter into a voting agreement with respect to any Covered Shares or (c) take any action that would make any representation or warranty of the Stockholder contained herein untrue or incorrect or have the effect of preventing or disabling the Stockholder from performing its obligations under this Agreement.

          5. Further Assurances. From time to time, at the another party's request and without further consideration, each party hereto shall take such reasonable further action as may reasonably be necessary or desirable to consummate and make effective the transactions contemplated by this Agreement.

          6. Fiduciary Duties. Notwithstanding anything in this Agreement to the contrary: (a) the Stockholder makes no agreement or understanding herein in any capacity other than in his capacity as a record holder and beneficial owner of Covered Shares and (b) nothing herein shall be construed to limit or affect any action or inaction by the Stockholder acting in his capacity as a director or officer of Parent in a manner consistent with the Merger Agreement.

          7. Permitted Transfers. Notwithstanding anything in this Agreement to the contrary, the Stockholder may transfer any or all of the Covered Shares, in accordance with provisions of applicable Law, to [his spouse, ancestors, descendants or] any trust controlled by the Stockholder for any of their benefit; provided, however, that, prior to and as a condition to the effectiveness of such transfer, each Person to which any of such Covered Shares or any interest in any of such Covered Shares is or may be transferred shall have executed and delivered to the Company a counterpart of this Agreement pursuant to which such Person shall be bound by all of the terms and provisions of this Agreement, and shall have agreed in writing with the Company to hold such Covered Shares or interest in such Covered Shares subject to all of the terms and provisions of this Agreement.

          8. No Control. Nothing contained in this Agreement shall give the Company the right to control or direct Parent or Parent's operations.

          9. Amendment. This Agreement may not be amended except by an instrument in writing signed by each of the parties hereto.

          10. Notices. All notices, requests, claims, demands and other communications hereunder shall be in writing and shall be deemed given if delivered personally, telecopied (which is confirmed) or sent by overnight courier (providing proof of delivery) to the parties at the following addresses (or at such other address for a party as shall be specified in a notice given in accordance with this Section 10):

          (a)     if to the Company:

                  Guidant Corporation
                  111 Monument Circle, 29th Floor
                  Indianapolis, IN 46204
                  Telecopy No.:  (317) 971-2119
                  Attention:  General Counsel

                  with a copy to:

                  Skadden, Arps, Slate, Meagher & Flom LLP
                  333 West Wacker Drive
                  Chicago, Illinois 60606
                  Telecopy No.:  (312) 407-0411
                  Attention:  Charles W. Mulaney, Jr.
                                    Brian W. Duwe

          (b)     if to the Stockholder:

                  [_______________________]
                  Telecopy No.:

          11. Severability. If any term or other provision of this Agreement is invalid, illegal or incapable of being enforced by any rule of Law or public policy, all other conditions and provisions of this Agreement shall nevertheless remain in full force and effect so long as the economic or legal substance of the transactions contemplated hereby are not affected in any manner materially adverse to any party. Upon such determination that any term or other provision is invalid, illegal or incapable of being enforced, the parties hereto shall negotiate in good faith to modify this Agreement so as to effect the original intent of the parties as closely as possible in a mutually acceptable manner in order that the transactions contemplated hereby be consummated as originally contemplated to the fullest extent possible.

          12. Entire Agreement; Assignment. This Agreement (together with the Merger Agreement to the extent referred to herein) (a) constitutes the entire agreement among the parties hereto with respect to the subject matter hereof and supersedes all prior agreements and undertakings, both written and oral, among the parties hereto with respect to the subject matter hereof, and (b) shall not be assigned by operation of law or otherwise without the prior written consent of the other parties hereto.

          13. Specific Performance. The parties hereto agree that irreparable damage would occur in the event any provision of this Agreement were not performed in accordance with the terms hereof and that the parties hereto shall be entitled to specific performance of the terms hereof, in addition to any other remedy at law or equity.

          14. Governing Law. This Agreement shall be governed by, and construed in accordance with, the laws of the State of Delaware. All Actions arising out of or relating to this Agreement shall be heard and determined exclusively in any New York federal court sitting in the Borough of Manhattan of The City of New York; provided, however, that if such federal court does not have jurisdiction over such action, such action shall be heard and determined exclusively in any New York state court sitting in the Borough of Manhattan of The City of New York. Consistent with the preceding sentence, the parties hereto hereby (a) submit to the exclusive jurisdiction of any federal or state court sitting in the Borough of Manhattan of The City of New York for the purpose of any action arising out of or relating to this Agreement brought by either party hereto and (b) irrevocably waive, and agree not to assert by way of motion, defense, or otherwise, in any such action, any claim that it is not subject personally to the jurisdiction of the above-named courts, that its property is exempt or immune from attachment or execution, that the action is brought in an inconvenient forum, that the venue of the action is improper, or that this Agreement or the transactions contemplated by this Agreement may not be enforced in or by any of the above-named courts.

          15. Waiver of Jury Trial. EACH OF THE PARTIES HERETO HEREBY WAIVES TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW ANY RIGHT IT MAY HAVE TO A TRIAL BY JURY WITH RESPECT TO ANY LITIGATION DIRECTLY OR INDIRECTLY ARISING OUT OF, UNDER OR IN CONNECTION WITH THIS AGREEMENT OR THE TRANSACTIONS CONTEMPLATED BY THIS AGREEMENT. EACH OF THE PARTIES HERETO HEREBY (A) CERTIFIES THAT NO REPRESENTATIVE, AGENT OR ATTORNEY OF ANY OTHER PARTY HAS REPRESENTED, EXPRESSLY OR OTHERWISE, THAT SUCH OTHER PARTY WOULD NOT, IN THE EVENT OF LITIGATION, SEEK TO ENFORCE THE FOREGOING WAIVER, AND (B) ACKNOWLEDGES THAT IT HAS BEEN INDUCED TO ENTER INTO THIS AGREEMENT AND THE TRANSACTIONS CONTEMPLATED BY THIS AGREEMENT, AS APPLICABLE, BY, AMONG OTHER THINGS, THE MUTUAL WAIVERS AND CERTIFICATIONS IN THIS SECTION 15.

          16. Headings. The descriptive headings contained in this Agreement are included for convenience of reference only and shall not affect in any way the meaning or interpretation of this Agreement.

          17. Counterparts. This Agreement may be executed and delivered (including by facsimile transmission) in one or more counterparts, and by the different parties hereto in separate counterparts, each of which when executed shall be deemed to be an original but all of which taken together shall constitute one and the same.

          IN WITNESS WHEREOF, the parties have executed this Agreement as of the date first written above.


                                     [STOCKHOLDER]


                                     By:
                                        ------------------------------------
                                     Name:
                                     [Title:]


                                     GUIDANT CORPORATION


                                     By:
                                        ------------------------------------
                                     Name:
                                     [Title:]